November 4, 2004                                 For more information:
                                                 Susan Datz Edelman
FOR IMMEDIATE RELEASE                            Director, Stockholder Relations
---------------------                            (904) 346-1506
                                                 sedelman@steinmart.com

          STEIN MART, INC. REPORTS OCTOBER AND THIRD QUARTER '04 SALES

JACKSONVILLE, FL - Stein Mart, Inc. (Nasdaq: SMRT) today announced total sales and comparable store sales for the fiscal period ended October 30, 2004, as follows (dollars in millions):

                                     Total Sales            Percent Change
--------------------------------------------------------------------------------
Fiscal Period:                                             Total     Comparable
                                  2004       2003          Sales     Store Sales
                               ------------------          ---------------------
October (4 weeks)             $  110.1     $ 98.6          11.7%        12.3%
Third quarter (13 weeks)      $  330.4     $315.9           4.6%         6.6%
Year to date (39 weeks)       $1,015.6     $950.0           6.9%         9.6%

Ladies' and men's sportswear and ladies' accessories were the best performing categories of merchandise. Geographically, all regions of the country had positive comparable sales, with the strongest increases in the Southwest, the midsection of the country, and Central Florida.

Stein Mart operated 260 stores on October 30, 2004 as compared to 264 stores at the same time last year. One location (Stuart, FL) remains closed due to hurricane damage and is expected to re-open in December.

Updated guidance
The Company now expects a net loss of approximately $(0.05) per diluted share for the third quarter.

Quarter-end news release date
Full financial results for the Company's third quarter ending October 30, 2004 will be released prior to the opening of the financial markets on Thursday, November 18, 2004. Also on November 18, a conference call with management to discuss third quarter results and the outlook for fourth quarter will be held at 10:30 a.m. ET. Interested parties may listen to the call via a real-time web cast on www.steinmart.com, or hear a recorded version on Stein Mart's website until the end of the month.

About Stein Mart
Stein Mart stores offer the fashion merchandise, service and presentation of a better department or specialty store, at prices competitive with off-price retail chains. Currently with locations from California to New York, Stein Mart's focused assortment of merchandise features moderate to designer brand-name apparel for women, men and young children, as well as accessories, gifts, linens and shoes.

SAFE HARBOR STATEMENT>>>>>>>Except for historical information contained herein, the statements in this release may be forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of
1995. The Company does not assume any obligation to update or revise any forward-looking statements even if experience or future changes make it clear that projected results expressed or implied will not be realized. Forward-looking statements involve known and unknown risks and uncertainties that may cause Stein Mart's actual results in future periods to differ materially from forecasted or expected results. Those risks include, without limitation, on-going competition from other retailers, availability of new store sites at acceptable lease terms, ability to successfully implement strategies to exit or improve under-performing stores, changing preferences in apparel, changes in consumer spending due to current events and/or general economic conditions, the effectiveness of new advertising, marketing and promotional strategies, adequate sources of merchandise at acceptable prices, the Company's ability to attract and retain qualified employees to support planned growth, and the other risks and uncertainties described in the Company's filings with the Securities and Exchange Commission.

                                       ###
Additional information about Stein Mart, Inc. can be found at www.steinmart.com.